UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2009

SPEEDUS CORP.
(Exact name of registrant as specified in charter)

Delaware	000-27582	13-3853788
(State or other jurisdiction of incorporation)	(Commission Identification No.)	(IRS Employer File Number)

1 Dag Hammarskjold Blvd. Freehold, New Jersey	07728
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (888)-773-3669

Not Applicable
(Former name or former address, if changed from last report)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2009, Stephen X. Graham was appointed by action of our Board of Directors to serve on the Board of Speedus Corp. commencing immediately and continuing through the current term.  In addition, the Speedus management has determined to nominate Mr. Graham for election as a director of Speedus Corp. at the next annual meeting scheduled to be held on December 17, 2009.

Mr. Graham is Managing Director of Crosshill Financial Group, Inc., which he founded in 1988, and has been a General Partner of Crosshill Georgetown Capital, L.P. since November 2000 and Crosshill Debt II, L.P. since 2004. Prior to these roles, Mr. Graham was a Principal with Kidder Peabody & Co. and held positions with Merrill, Lynch & Co. and Arthur Young & Co. Mr. Graham received a B.A. from Georgetown University and an MBA from the University of Chicago Graduate School of Business. He is also a board member of TNS Inc. (NYSE: TNS) and several private companies.

Mr. Graham currently serves as a director of Density Dynamics Corporation, our majority-owned subsidiary.  Crosshill Georgetown Capital, LP, for which Mr. Graham serves as a General Partner, was one of the founder shareholders of Density Dynamics and also owns a minority equity interest in that company.  As a result of this prior experience, although Mr. Graham will qualify as an independent director of Speedus Corp., he comes with deep understanding of much of our business activities.

In view of his extensive financial experience, Mr. Graham has been appointed to serve on the audit committee of Speedus’ Board of Directors, and the Board anticipates that he will be invited to serve on other committees as well.

As a result of Mr. Graham’s appointment, the Company has regained compliance with the independent director and audit committee requirements as set forth in Nasdaq Marketplace Rule 4350.

Mr. Graham has been granted options to purchase 7,500 shares of Speedus Corp. Common Stock and will be provided the level of cash compensation currently paid to its directors for Board service: $4,500 per fiscal quarter.  In addition, the same indemnification obligations of Speedus Corp. that apply to Company officers and directors generally will also apply to Mr. Graham.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

99.1	Press release dated November 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Speedus Corp.

By: /s/ John A. Kallassy
Name: John A. Kallassy
Title: Chief Financial Officer
Date: November 11, 2009

EXHIBITS INDEX

EXHIBIT
NUMBER	TITLE OF DOCUMENT

99.1	Press release dated November 11, 2009